UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): October 16, 2025

Expion360 Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41347	81-2701049
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2025 SW Deerhound Avenue
Redmond, OR 97756
(Address of principal executive offices and zip code)

(541) 797-6714

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPON	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

Execution of Securities Purchase Agreement and Pre-Funded Warrant

On October 16, 2025, Expion360 Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with two institutional investors pursuant to which the Company agreed to sell in a private placement (the “Private Placement”) an aggregate of (i) 613,077 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”); and (ii) a pre-funded warrant (the “Pre-Funded Warrant”) to purchase up to 144,498 shares of Common Stock (the “Pre-Funded Warrant Shares” and, collectively with the Shares and the Pre-Funded Warrant, the “Securities”). The offering price per Share was $1.65 and the offering price per Pre-Funded Warrant Share was $1.6499.

The Purchase Agreement contains customary representations and warranties, covenants, indemnification rights, conditions to closing and termination provisions. The Private Placement closed on October 16, 2025.

The Pre-Funded Warrant is exercisable immediately upon issuance for cash or on a cashless basis at the discretion of the holder. The exercise price of the Pre-Funded Warrant is $0.001 per Share. The number of Pre-Funded Warrant Shares that may be issuable is subject to adjustment for stock splits, recapitalizations, and reorganizations. The Pre-Funded Warrant does not have any voting rights, but does have the right to participate in any dividends or distributions made by the Company.

The Company received net proceeds of approximately $1.1 million from the Private Placement after deducting estimated offering expenses payable by the Company. The Company expects to use the net proceeds from the offering to pay certain severance obligations to former executive officers as discussed below, and for working capital and other general corporate purposes.

The issuance of the Securities was made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

The foregoing descriptions of the terms and conditions of the Purchase Agreement, Shares, Pre-Funded Warrant, and Pre-Funded Warrant Shares do not purport to be complete and are qualified in their entirety by the forms of the Purchase Agreement and Pre-Funded Warrant, which are attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively, and are incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 relating to the Private Placement is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Brian Schaffner as Chief Executive Officer

On October 16, 2025 (the “Resignation Date”), in connection with the closing of the Private Placement and pursuant to the Purchase Agreement, the board of directors of the Company (the “Board”) accepted a letter from Brian Schaffner, Chief Executive Officer and a member of the Board, in which he resigned from his position as Chief Executive Officer, effective immediately. Following the Resignation Date, Mr. Schaffner is expected to continue serving as a member of the Board, and will receive compensation consistent with the terms of the Company’s standard non-employee director compensation policy following the termination of the consulting period.

In addition, the Company anticipates that Mr. Schaffner will provide consulting services to the Company for the principal purpose of assisting in the orderly transition of his roles and responsibilities as Chief Executive Officer. Mr. Schaffner and the Company entered into a severance agreement, consulting agreement and general release (the “Schaffner Severance Agreement”), effective as of the Resignation Date, pursuant to which Mr. Schaffner (i) has agreed to provide consulting services following the Resignation Date through January 31, 2026, subject to extension upon mutual agreement of the Company and Mr. Schaffner, and (ii) is receiving a lump sum severance payment equal to 24 months of his base salary in effect on the Resignation Date, as well as a grant of 100,000 restricted stock units (“RSUs”) pursuant to the Company’s 2021 Incentive Award Plan (the “2021 Plan”), which were vested in full on the Resignation Date. The Schaffner Severance Agreement contains customary representations and warranties and covenants, as well as a general release in favor of the Company.

Mr. Schaffner’s resignation is not the result of any disagreement with respect to the Company’s operations, policies, or practices.

The foregoing description of the terms and conditions of the Schaffner Severance Agreement does not purport to be complete and is qualified in its entirety by the Schaffner Severance Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Resignation of Paul Shoun as President and Chairman of the Board

In addition, in connection with the closing of the Private Placement and pursuant to the Purchase Agreement, the Board accepted a letter from Paul Shoun, President of the Company and Chairman of the Board, in which he resigned from each of these positions, effective immediately,

Mr. Shoun and the Company entered into a severance agreement and general release (the “Shoun Severance Agreement”), effective as of the Resignation Date, pursuant to which Mr. Shoun is receiving a lump sum severance payment equal to 24 months of his base salary in effect on the Resignation Date, as well as a grant of 100,000 RSUs pursuant to the 2021 Plan, which were vested in full on the Resignation Date. The Shoun Severance Agreement contains customary representations and warranties and covenants, as well as a general release in favor of the Company.

Mr. Shoun’s resignation is not the result of any disagreement with respect to the Company’s operations, policies, or practices.

The foregoing description of the terms and conditions of the Shoun Severance Agreement does not purport to be complete and is qualified in its entirety by the Shoun Severance Agreement, which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Appointment of Joseph Hammer as Chief Executive Officer and Chairman of the Board

On October 16, 2025, in connection with the closing of the Private Placement and pursuant to the Purchase Agreement, the Board appointed Joseph Hammer as Chief Executive Officer and Chairman of the Board, effective immediately upon Mr. Schaffner’s resignation. Mr. Hammer will serve as a member of the Board until the Company’s annual meeting of stockholders to be held in 2026 or until his successor is duly elected and qualified, or his earlier death, resignation, or removal.

Mr. Hammer, age 46, has served as the Chief Investing Officer at LHX Corp. (“LHX”), a family office service company for a single family, since February 2025 and, prior to that, served as Chief Investing Officer of LH Financial since 2010. LHX evaluates investment opportunities in a wide variety of asset classes including public companies, private companies, merger candidates, development stage companies, technology institutions, startup incubators, and other ventures to determine if they fit within the framework of the family office’s investment criteria. As the CIO, Mr. Hammer sources potential investments for the family office and provides continued guidance for many of the family’s investments and mergers, and in particular, within the Middle East. In addition, Mr. Hammer originates numerous charitable endeavors and relationships for LHX and the family, including organizations that foster education, family, and health across North America, Israel, and elsewhere. Mr. Hammer has served as the Chairman of the Board of Trailblazer Merger Corporation I (Nasdaq: TBMC) since 2023. In addition, since 2016, Mr. Hammer has served as a member of the Board of Directors of Gratitude Railroad LLC, a community of investors operating an alternative investment platform, who are inspired and dedicated to solving environmental and social problems through the profitable deployment of financial, intellectual, and human capital. Mr. Hammer is the founder of The JDH Foundation, a 501(c)3 charitable organization he founded in 2020 that supports local and international charitable causes. He is also the Chairman of the Executive Committee of Chai Lifeline, Inc., a health support network for children, families and communities impacted by serious illness or loss, and has served in this role since September 2022.

In connection with his appointment as Chief Executive Officer, Mr. Hammer entered into an employment agreement with the Company (the “Hammer Employment Agreement”), effective October 16, 2025. Pursuant to the terms of the Hammer Employment Agreement, Mr. Hammer will be an at-will employee after an initial six-month term, and is entitled to an annual base salary of $330,000. Mr. Hammer is eligible for an annual cash incentive bonus and equity awards to be granted by the Board (or Compensation Committee of the Board) in its discretion. In addition, Mr. Hammer is entitled to participate in any retirement, paid time off, and health and welfare benefit plans, practices, policies and arrangements the Company may offer. Mr. Hammer is also entitled to reimbursement for reasonable business and travel expenses incurred in connection with the performance of his duties, including reimbursement of office expenses not to exceed $3,000 per month. The Hammer Employment Agreement provides for the Company to indemnify and hold Mr. Hammer harmless from and against claims and expenses imposed on or asserted against Mr. Hammer that arise out of or are related to his service as an officer or director of the Company. The Hammer Employment Agreement includes customary representations and warranties and restrictive covenants, including a one-year non-competition provision, a one-year non-solicitation and non-disparagement provision, and a confidentiality provision. Consistent with the Company’s standard non-employee director compensation policy, Mr. Hammer will not be eligible to receive compensation for his role on the Board since he is an executive officer.

The foregoing description of the terms and conditions of the Hammer Employment Agreement does not purport to be complete and is qualified in its entirety by the Hammer Employment Agreement, which is attached hereto as Exhibit 10.5 and incorporated by reference herein.

There are no family relationships between Mr. Hammer and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Except for his employment relationship with the Company and the compensation arrangements arising in connection therewith, there are no relationships involving Mr. Hammer that are required to be reported pursuant to Item 404(a) of Regulation S-K.

The lead investor in the Private Placement is Pioneer Capital Anstalt, which is advised by Mr. Hammer and LHX.

Appointment of Scott Burell as an Independent Director

On October 16, 2025, the Board took action, pursuant to Article III, Section 3.2 of the Amended and Restated Bylaws, to increase the number of authorized directors from five to six.

In connection with the closing of the Private Placement and pursuant to the Purchase Agreement, the Board appointed Scott Burell as a member of the Board. Mr. Burell will serve as a member of the Board until the Company’s annual meeting of stockholders to be held in 2026 or until his successor is duly elected and qualified or his earlier death, resignation, or removal. Mr. Burell has been appointed to serve on the Compensation Committee effective immediately upon his appointment.

Mr. Burell is a seasoned healthcare finance executive with over two decades of experience leading public life sciences companies through complex transactions and growth phases. Mr. Burell currently serves as Chief Financial Officer of Trailblazer Merger Corporation I (Nasdaq: TBMC), a position he has held since April 2022. Mr. Burell also currently serves as Chief Financial Officer of AIVITA Biomedical, Inc. (“AIVITA”), an immuno-oncology company, a position he has held since 2018. Prior to joining AIVITA, from 2006 to 2017, Mr. Burell served as Chief Financial Officer of CombiMatrix Corporation (Nasdaq: CBMX) through its successful acquisition by Invitae Corporation (NYSE: NVTA) in 2017. He has a proven track record in leading public and private debt and equity financing transactions, corporate reorganizations, and complex merger and acquisition activities. Mr. Burell has also served on several Boards of Directors, including Microbot Medical, Inc. (Nasdaq: MBOT), a medical device company specializing in the researching, designing, developing and commercializing of transformational micro-robotics medical technologies, since December 2016, and DIH Holding US, Inc., (Nasdaq: DHAI), a global provider of advanced robotic devices used in physical rehabilitation, since August 2025. He holds Bachelor of Science in Accounting and Business Finance from Central Washington University and is a certified public accountant.

Mr. Burell will receive compensation for his role on the Board and the Compensation Committee consistent with the Company’s standard non-employee director compensation policy. There are no relationships involving Mr. Burell that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant.
10.1*	Form of Securities Purchase Agreement.
10.2	Severance Agreement, Consulting Agreement and General Release, entered into as of October 16, 2025, by and between the Company and Brian Schaffner.
10.3	Severance Agreement and General Release, entered into as of October 16, 2025, by and between the Company and Paul Shoun.
10.4*	Employment Agreement, entered into as of October 16, 2025, by and between the Company and Joseph Hammer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

__________

* Certain of the schedules (and similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment decision and that information is not otherwise disclosed in the exhibit or the disclosure document. The registrant agrees to furnish a copy of all omitted schedules (or similar attachments) to the Commission upon its request.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPION360 INC.

Date: October 17, 2025	By:	/s/ Shawna Bowin
	Name:	Shawna Bowin
	Title:	Chief Financial Officer